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Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 28, 2008 relating to the financial statements and financial statement schedules of Protective Life Insurance Company and its subsidiaries, which appears in its Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Birmingham, Alabama
April 14, 2008

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  Exhibit 23(a)